SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               -------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                -------------------------------------------------

                              DANIEL GREEN COMPANY
               (Exact name of issuer as specified in its charter)

                -------------------------------------------------

         Massachusetts                                           15-0327010
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              450 North Main Street
                              Old Town, Maine 04468
                    (address of principal executive offices)

                -------------------------------------------------

                          2001 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                -------------------------------------------------

                            Greg A. Tunney, President
                              Daniel Green Company
                              450 North Main Street
                              Old Town, Maine 04468
                                 (207) 827-4431
            (Name, address and telephone number of agent for service)

                -------------------------------------------------

                          Copies of Communications to:

                           Harry P. Messina, Jr., Esq.
                             Woods Oviatt Gilman LLP
                             700 Crossroads Building
                            Rochester, New York 14614
                                 (716) 987-2800

                                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------
                                                Proposed            Proposed
                                                Maximum             Maximum
                           Amount               Offering            Aggregate       Amount of
Title of Securities        to be                Price               Offering        Registration
to be Registered           Registered (1)       Per Share (2)       Price (2)       Fee
------------------------------------------------------------------------------------------------
Common stock, par
value $2.50 per share      300,000 shares       $3.45               $1,035,000       $258.75
------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock under the 2001 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Daniel Green Company.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales price reported on Nasdaq on August 31, 2001.

--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     Daniel Green Company (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

            (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000.

            (b) The Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 2001.

            (c)   The  Registrant's  Current  Report on Form 8-KSB dated June 1,
                  2001.

            (d) The Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 2001.

            (e) The description of the Registrant's Common Stock contained in Registration Statement on Form 8-A filed with the SEC on February 23,

                  1996, pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All reports and definitive proxy or information statement filed pursuant to
Section 13(a), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional.

     Section 10 of Article III of the Registrant's  By-laws provides as follows:
Each present, former and future director and officer of the corporation shall be entitled, without prejudice to any other rights he may have, to be reimbursed by the corporation for, and indemnified by the corporation against, all legal and other expenses hereafter reasonably incurred by him in connection with any claim, action, suit or proceeding of whatever nature in which he may be involved as a party or otherwise or with which he may be threatened by reason of his having served, before or after the date of the adoption of this By-law, as a director or officer of the corporation or of any subsidiary of the corporation, whether or not wholly owned, or by reason of any action alleged to have been theretofore or thereafter taken or omitted by him as any such director or officer, whether or not he continues to be such director or officer at the time of incurring such costs or expenses, including amounts paid or incurred in connection with reasonable settlements made with a view to curtailment of costs of litigation and with the approval of a majority of the directors of the corporation then in office, other than those involved, whether or not such majority constitutes a quorum. No such reimbursement or indemnity shall relate to any expense incurred or settlement made in connection with any matter arising out of the negligence or misconduct of such director or officer as determined either by a court of competent jurisdiction, or, in the absence of such a determination, by such majority of the directors acting on the advice of counsel. The corporation and its directors, officers, employees and agents shall not be liable to anyone for making any determination as to the existence or absence of liability, or for making or refusing to make any payment hereunder on the basis of such determination, or for taking or omitting to take any other action hereunder, in reliance upon the advice of counsel. On vote of the Board of Directors, the corporation may assent to the adoption of a By-law substantially to the foregoing effect by any such subsidiary.

     Section  13(b)(1  1/2)  of  Chapter  156B  of  the  Massachusetts  Business
Corporation Law provides that a corporation may, in its articles of organization, eliminate a director's personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders and (iv) transactions from which the director derived an improper personal benefit.

     In its amended Articles of Organization, the Registrant has provided as follows: No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 61 or Section 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Articles further provide that no amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

Exhibit Number             Exhibit

     4. Instruments defining rights of stockholders; reference is made to Registrant's Registration Statement on Form 8-A which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement

     5.             Opinion and Consent of Woods Oviatt Gilman LLP

     23.1           Consent of Deloitte & Touche LLP, Independent Auditors

     23.2           Consent of Woods Oviatt Gilman LLP is contained in Exhibit 5

     99.1           2001 Long-Term Incentive Plan

Item 9. Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

(i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of Registrant's 2001 Long-Term Incentive Plan.

     B. The undersigned Registrant hereby undertakes that, for purpose of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on September 6, 2001.


                                    DANIEL GREEN COMPANY


                                    By:    /s/ James R. Riedman
                                           --------------------------
                                    Name:  James R. Riedman
                                    Title: Chairman and CEO


                                    By:    /s/ Robert Weedon
                                           --------------------------
                                    Name:  Robert Weedon
                                    Title: Chief Financial Officer and Treasurer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                    DIRECTORS


/s/      Edward Bloomberg           *        /s/      Steven DePerrior         *
------------------------------------         ----------------------------------
         Edward Bloomberg                             Steven DePerrior


/s/      Gregory Harden             *        /s/      Gary E. Pflugfelder      *
------------------------------------         ----------------------------------
         Gregory Harden                               Gary E. Pflugfelder


/s/      James R. Riedman           *        /s/      Greg A. Tunney           *
------------------------------------         ----------------------------------
         James R. Riedman                             Greg A. Tunney


/s/      Wilhelm Pfander            *
------------------------------------
         Wilhelm Pfander


DATE:  September 6, 2001

                                INDEX TO EXHIBITS


Exhibit                                                          Sequentially
Number            Document Description                           Numbered Pages
------            --------------------                           --------------
4.                Instruments defining rights of
                  stockholders; reference is made to
                  Registrant's Registration Statement
                  on Form 8-A which is incorporated
                  herein by reference pursuant to
                  Item 3(b) of this Registration
                  Statement

5.                Opinion and Consent of Woods                        8
                  Oviatt Gilman LLP

23.1              Consent of Deloitte & Touche LLP,                   9
                  Independent Auditors

23.2              Consent of Woods Oviatt Gilman LLP
                  is contained in Exhibit 5

99                2001 Long-Term Incentive Plan                       10